UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 18, 2010
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8923 (Commission File Number)	34-1096634 (IRS Employer Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On June 18, 2010, Health Care REIT, Inc. (the “Company”) sold $152,009,000 aggregate principal amount of 3.00% convertible senior notes of the Company due 2029 (the “Notes”) pursuant to an automatic shelf registration statement of the Company on Form S-3 (File No. 333-159040) filed with the Securities and Exchange Commission on May 7, 2009. The Notes were sold pursuant to an underwriting agreement, dated as of June 15, 2010, between the Company and UBS Securities LLC and J.P. Morgan Securities Inc. (the “Underwriting Agreement”). The Notes are a further issuance of, are fungible with and form a single series with the outstanding 3.00% notes due 2029, initially issued on March 15, 2010 in the principal amount of $342,394,000. The Notes have the same CUSIP number and will trade interchangeably with the previously issued notes in this series. The aggregate principal amount of outstanding notes in this series is now $494,403,000.
The Notes were issued under an Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), dated as of March 15, 2010, as supplemented by Supplemental Indenture No. 1 dated as of March 15, 2010, and amended by Amendment No. 1 to Supplemental Indenture No. 1 dated as of June 18, 2010, between the Company and the Trustee.
The Notes bear interest at a rate of 3.00% per year, payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2010. The Notes mature on December 1, 2029. The Notes are convertible, in certain circumstances, into cash and, if applicable, shares of the Company’s common stock at an initial conversion rate of 19.5064 shares per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $51.27 per share. In general, upon conversion, the holder of each Note would receive, in respect of the conversion value of such Note, cash up to the principal amount of such Note and the Company’s common stock for the Note’s conversion value in excess of such principal amount.
The Notes are senior unsecured obligations of the Company and are effectively subordinated to all of the Company’s existing and future secured indebtedness and structurally subordinated to all existing and future liabilities of the Company’s subsidiaries.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
1.1	Underwriting Agreement, dated as of June 15, 2010, between the Company and UBS Securities LLC and J.P. Morgan Securities Inc.

4.1	Indenture, dated as of March 15, 2010, between the Company and the Trustee (filed with the Securities and Exchange Commission as Exhibit 4.1 to the Company’s Form 8-K filed March 15, 2010, and incorporated herein by reference thereto).

4.2	Supplemental Indenture No. 1, dated as of March 15, 2010, between the Company and the Trustee (filed with the Securities and Exchange Commission as Exhibit 4.2 to the Company’s Form 8-K filed March 15, 2010, and incorporated herein by reference thereto).

4.3	Amendment No. 1 to Supplemental Indenture No. 1, dated as of June 18, 2010, between the Company and the Trustee.

5	Opinion of Shumaker, Loop & Kendrick, LLP.

8	Tax Opinion of Arnold & Porter LLP.

23	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 5.

99.1	Press release of Health Care REIT, Inc. dated as of June 15, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.
By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman of the Board, Chief Executive Officer and President

Dated: June 18, 2010